UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 20, 2019 (September 19, 2019)

Commission File Number	Exact Name of Registrant as Specified in its Charter, Address of Principal Executive Offices and Telephone Number	State of Incorporation	I.R.S. Employer Identification No.
1-9516	Icahn Enterprises L.P. 767 Fifth Avenue, Suite 4700 New York, New York 10153 (212) 702-4300	Delaware	13-3398766
333-118021-01	ICAHN ENTERPRISES HOLDINGS L.P. 767 Fifth Avenue, Suite 4700 New York, New York 10153 (212) 702-4300	Delaware	13-3398767

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Depository Units	IEP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On September 19, 2019, William A. Leidesdorf, a member of the Board of Directors (the “Board of Directors”) of Icahn Enterprises GP, the general partner of Icahn Enterprises L.P. and Icahn Enterprises Holdings L.P. (collectively, “Icahn Enterprises” or “us”), and a member of its audit committee, notified Icahn Enterprises of his resignation from the Board of Directors. Mr. Leidesdorf’s resignation was not the result of any dispute or disagreement with Icahn Enterprises GP or Icahn Enterprises on any matter relating to our operations, policies or practices. The Board of Directors has initiated a search process to identify a successor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICAHN ENTERPRISES L.P.
(Registrant)

	By:	Icahn Enterprises G.P. Inc.
its general partner

Date: September 20, 2019		By:	/s/ Peter Reck
Peter Reck
Chief Accounting Officer

ICAHN ENTERPRISES HOLDINGS L.P.
(Registrant)

	By:	Icahn Enterprises G.P. Inc.
its general partner

Date September 20, 2019		By:	/s/ Peter Reck
Peter Reck
Chief Accounting Officer